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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporated by reference in Registration Statement Nos. 333-21585, 333-23937, 333-39817, 333-43586, 333-43586, 333-43588, 333-56772,
333-56774, 333-67881, 333-71890 and 333-101600 of Lightbridge, Inc. all on Form
S-8 of our report dated June 14, 2004 appearing in this Current Report on Form 8-K/A of Lightbridge, Inc. dated June 14, 2004 insofar as such report relates to the financial statements of Payment Solutions (a division of InfoSpace, Inc.) for the years ended December 31, 2003, 2002 and 2001.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
June 14, 2004